UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): June 20, 2008
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
     On June 20, 2008, CytRx Corporation (“we,” “us,” “CytRx” or the “Company”) entered into a second amendment to our lease with Douglas Emmett 1993 LLC, as landlord, under which we lease our principal executive offices.
     Pursuant to the amendment, the lease term was extended until June 30, 2012, unless earlier terminated in accordance with the lease, and our monthly rent under the lease was increased to approximately $18,081. The rent is subject to increase to approximately $18,895, $19,745, and $20,634 respectively, on the first, second and third anniversaries of the extended lease term. We will continue to be responsible for paying our allocable portion of operating expenses in addition to the monthly rent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ Mitchell K. Fogelman
Mitchell K. Fogelman
Chief Financial Officer

Dated: June 24, 2008

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